Exhibit 99.1

                        Gyrodyne Company of America, Inc.
                                 102 Flowerfield
                         St. James, New York 11780-1551
                     Phone (631) 584-5400 Fax (631) 584-7075

September 15, 2003

NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.
NASDAQ Operations Department
NASDAQ Reports Section - 4th Floor
1735 K. Street N.W.
Washington, DC 20006
240-386-6047

                      F O R   I M M E D I A T E   R E L E A S E

     ***** NEWS ***** NEWS ***** NEWS ***** NEWS ***** NEWS ***** NEWS *****

"NASDAQ:GYRO" - ST. JAMES - Gyrodyne Company of America, Inc. (GYRO) announced today that its annual meeting of shareholders will be held on Tuesday, December 9, 2003 at 11:00 a.m. at Flowerfield Celebrations, Mills Pond Road, Saint James, New York. The Company also announced that the Board of Directors has fixed the close of business on November 7, 2003 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

In accordance with the by-laws, to be properly brought before the annual meeting of shareholders, nominations of persons for election to the Board of Directors and other shareholder proposals must be delivered to the Secretary at its principal executive offices no later than the close of business September 25, 2003 to be considered timely.

The statements made in this press release that are not historical facts contain "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "estimates," "believes," "seeks," "could," "should," or "continue," the negative thereof, other variations or comparable terminology. Important factors, including certain risks and uncertainties with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to the effect of economic and business conditions, including risk inherent in the Long Island, New York real estate market, the ability to obtain additional capital or a viable merger candidate in order to develop the existing real estate and other risks detailed from time to time in our SEC reports. We assume no obligation to update the information in this press release.

Contact:
Peter Pitsiokos, Executive Vice President                    Tel: (631) 584-5400

NOTICE: The above release will be released to the media 1/2 hour after transmission of this fax unless we are notified to the contrary from you.